                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (the "AGREEMENT") is entered into effective as of the 7th day of September 2001 (the "Effective Date"), by and between ONCURE TECHNOLOGIES CORP., a Florida corporation ("OnCure"), and DVI FINANCIAL SERVICES INC., a Delaware corporation ("DVI").

                                    RECITALS

         WHEREAS, DVI is the beneficial owner of 448,575 shares of common stock, $0.001 par value per share, of OnCure (the "Common Stock"), 1,000 shares of the Series B Cumulative Accelerating Redeemable Preferred Stock, $0.001 par value per share, of OnCure (the "Series B Preferred Stock") and 1,000 shares of the Series C Cumulative Accelerating Redeemable Preferred Stock, $0.001 par value per share, of OnCure (the "Series C Preferred Stock");

         WHEREAS, the Board of Directors of OnCure and DVI believe that it is in the best interests of each company and their respective stockholders to consummate the transaction provided for herein, pursuant to which DVI will exchange (the "Exchange") all of its Series B Preferred Stock, together with all accrued and unpaid dividends on the Series B Preferred Stock as of the date hereof, for an aggregate of 1,337,738 shares of common stock (the "Converted Series B Common Stock");

         WHEREAS, as a condition to the Exchange, OnCure will use all commercially reasonable efforts to provide for the registration of the shares of Common Stock owned by DVI on the registration statement filed with the Securities and Exchange Commission (the "SEC") on Form SB-2, SEC File No. 333-60754 (the "Registration Statement").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, representations and warranties set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  THE EXCHANGE

         1.1 EXCHANGE CONSIDERATION. DVI shall deliver to OnCure stock certificates representing 1,000 shares of the Series B Preferred Stock (constituting all of the issued and outstanding shares of the Series B Preferred Stock), duly endorsed for transfer or accompanied by duly executed stock powers, free and clear of all Encumbrances (as defined below) upon delivery by OnCure of certificates representing 1,337,738 shares of Common Stock issued in the name DVI. 1,190,476 shares of common stock (of the 1,337,738 shares of common stock being issued hereunder) are being issued in exchange for the Series B Preferred Stock, which has a liquidation preference of 2.5 million, and 147,262 shares of common stock are being issued as payment for all accrued and unpaid dividends on the Series B Preferred Stock as of the date hereof.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF DVI

         DVI represents and warrants to OnCure as follows:

         2.1 TITLE. DVI owns beneficially and of record, free and clear of any Encumbrance the shares of Series B Preferred Stock. As used in this Agreement, "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law.

         2.2 AUTHORITY. DVI has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including to own, hold, sell and transfer the Series B Preferred Stock.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by DVI and constitutes the legal, valid and binding agreement and obligation of DVI enforceable against DVI in accordance with its terms subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, or other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and
(iii) public policy concerns (including, without limitation, the ability of a court to refuse to enforce unconscionable covenants, indemnification provisions or similar provisions).

         2.4 NO VIOLATION. The execution and the delivery by DVI of this Agreement does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any notice, filing, authorization, consent or approval not heretofore obtained pursuant to, any binding written or oral agreement or instrument including, without limitation, any charter, bylaw, trust instrument, indenture or evidence of indebtedness, lease, contract or other obligation or commitment (each, a "Contractual Obligation") binding upon DVI or any of its properties or assets, or any law, rule, regulation, restriction, order, writ, judgment, award, determination, injunction or decree of any court or government, or any decision or ruling of any arbitrator (each, a "Requirement of Law") binding upon or applicable to DVI or any of its properties or assets; except for such conflicts, defaults or violations, filings, authorizations, consents or approvals with respect to which the failure to obtain would not have a Material Adverse Effect on DVI. As used in this Agreement, "Material Adverse Effect" shall mean, with respect to any event or circumstance, a material adverse effect on the business, properties, operations, management, profits, prospects, or condition (financial or otherwise) of DVI or OnCure (as applicable).

         2.5 NATURE OF PURCHASE; ACCREDITED INVESTOR.

         (a) DVI is acquiring the Common Stock to be issued pursuant to this Agreement for DVI's own account for investment, not as a nominee or agent, and not with a view to the distribution of such shares or any part thereof. DVI acknowledges that the issuance of the Common Stock pursuant to this Agreement will not be registered under the Securities Act or any state securities or blue sky law, on the grounds that the offering and sale of the Common Stock contemplated by this Agreement are exempt from registration pursuant to exceptions available under such laws, and that the reliance by OnCure upon such exemptions is predicated upon DVI's representations set forth in this Agreement. DVI acknowledges and understands that such shares must be retained by it until they are subsequently registered under the Securities Act of 1933, as amended (the "Act"), and/or applicable state securities or blue sky laws or an exemption from such registration is available.

         (b) DVI is an "accredited investor" within the meaning of Regulation D promulgated under the Act. DVI represents and warrants that (i) it has sufficient knowledge and experience in investing in companies similar to OnCure so as to be able to evaluate the risks and merits of its investment in OnCure and it is able financially to bear the risks thereof, including the complete loss of its investment and (ii) it has had an opportunity to discuss OnCure's business, management and financial affairs with management of OnCure and that the shares of Common Stock being acquired are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

         2.6 BROKERS. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by DVI directly with OnCure without the intervention of any person on behalf of DVI in such manner as to give rise to any valid claim against DVI or OnCure for a finder's fee, brokerage commission or similar payment.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF ONCURE

         OnCure represents and warrants to DVI as follows:

         3.1 ORGANIZATION, ETC. OnCure is a corporation, duly organized and validly existing and in good standing under the laws of the State of Florida, and is qualified or licensed to do business and is in good standing as a foreign corporation in each other jurisdictions in which the conduct of its business or the ownership of property requires such qualification or licensing, except where failure to be so qualified or licensed would not have a Material Adverse Effect on OnCure.

         3.2 AUTHORITY. OnCure has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and such action has been duly authorized by all necessary action of OnCure's Board of Directors. The issuance and sale of the Common Stock to DVI has been duly authorized and if, as and when delivered to the Shareholders, such shares will be duly and validly issued and outstanding, fully paid and nonassessable and will be free of any Encumbrance, other than those imposed pursuant to this Agreement and securities laws of general application.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by OnCure and constitutes a legal, valid and binding agreement and obligation of OnCure enforceable against OnCure in accordance with its respective terms subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, or other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights; and (iii) public policy concerns (including, without limitation, the ability of a court to refuse to enforce unconscionable covenants, indemnification provisions or similar provisions).

         3.4 NO VIOLATION. The execution and the delivery by OnCure of this Agreement does not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any notice, filing, authorization, consent or approval not heretofore obtained pursuant to, any Contractual Obligation binding upon OnCure or any of its subsidiaries or any of their properties or assets, or any Requirement of Law binding upon or applicable to OnCure or any of its subsidiaries or any of their properties or assets, except for such conflicts, defaults or violations, filings, authorizations, consents or approvals with respect to which the failure to obtain would not have a Material Adverse Effect on OnCure.

         3.5 CAPITALIZATION. The authorized capital stock of OnCure consists of 100,000,000 shares of Common Stock, 11,093,222 shares of which have been validly issued as of the Effective Date, and are fully paid and nonassessable.

         3.6 BROKERS. The transactions contemplated hereby have been carried out by OnCure directly with DVI without the intervention of any person on behalf of OnCure in such manner as to give rise to any valid claim against OnCure or DVI for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.1 REASONABLE BEST EFFORTS. Except as otherwise provided herein, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, necessary, proper or advisable to consummate the transactions contemplated hereby (including obtaining all necessary waivers, consents and approvals) on or before September 30, 2001.

         4.2 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement, the Exchange and the transactions contemplated hereby.

         4.3 PUBLIC DISCLOSURES. OnCure and DVI shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Exchange or the transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         4.4 REGISTRATION. OnCure shall use all commercially reasonable efforts to register all (i) 448,575 shares of the Common Stock held by DVI prior to the Exchange (the "Original Common Shares"), (ii) the Converted Series B Common Stock and (iii) the shares of Common Stock issuable upon conversion of the Series C Preferred Stock (the "Underlying Shares"), under the Registration Statement.

         (a) In the event that OnCure is unable to register all of the Original Common Shares, the Converted Series B Common Stock, and the Underlying Shares, OnCure shall register, under the Registration Statement, an amount of shares equal to the greater of: (i) 10% of the outstanding shares of Common Stock, on a fully-diluted basis, as of the date that the final amendment to the Registration Statement is filed with the SEC, or (ii) such other amount as approved by the SEC. All of the shares of the Converted Series B Common Stock shall be registered under the Registration Statement prior to the Original Common Shares and the Underlying Shares.

         (b) In the event that OnCure is unable to register all of the Converted Series B Common Stock, DVI shall have the right, commencing on the first anniversary of the Effective Date, to require OnCure to purchase an aggregate of 177,035 shares of the Converted Series B Common Stock which have not been registered under the Registration Statement at a price equal to the greater of:
(i) $2.10 per share or; (ii) the fair market value of the Common Stock for the twenty (20) consecutive trading days immediately preceding the date that OnCure receives notice of DVI's intention to sell its shares. The fair market value of the Common Stock shall be determined in accordance with the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock.

         (c) If OnCure is unable to register under the Registration Statement any or all of the Underlying Shares and if, at any time or from time to time, OnCure determines to register any of its securities for its own account or the account of any other shareholder, other than a registration relating to employee benefit plans (or the resale of securities acquired pursuant thereto) or a transaction pursuant to Rule 145 of the SEC, OnCure shall include in such registration such number of shares of the Underlying Shares as DVI shall request in writing within fifteen (15) business days following receipt of notice of such registration, provided that, if such registration is underwritten, it shall be a condition that DVI participate in such underwriting and enter into an underwriting agreement in customary form with the managing underwriter selected by OnCure. If the managing underwriter determines that market forces require limitation of the number of shares to be underwritten, the number of Underlying Shares to be included in the registration may be limited or eliminated, provided that DVI shall be treated on at least a pari passu basis with all other shareholders participating in such registration (other than those shareholders exercising demand registration rights).

         (d) All registration expenses (including legal fees) in connection with the registrations contemplated by this Paragraph 4.4 shall be borne by OnCure, but all selling expenses of DVI (including broker fees, underwriting commissions and the cost of any special legal counsel representing DVI) shall be borne by DVI.

         4.5 LIMITATION ON CONVERSION. For a period commencing on the Effective Date and ending on the first anniversary of the Effective Date, DVI shall not exercise its right to convert its shares of the Series C Preferred Stock into shares of Common Stock.

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

                                   ARTICLE V

                            REMEDIES; INDEMNIFICATION

         5.1 REMEDIES. In addition to being entitled to exercise all rights and remedies granted by law, including recovery of damages, DVI will be entitled to specific performance of its rights under this Agreement. OnCure agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees not to raise the defense in any action for specific performance that a remedy at law would be adequate.

         5.2 INDEMNIFICATION. To the fullest extent permitted by law, OnCure (i) will and hereby does indemnify and hold harmless DVI, each director, officer, employee, affiliate and agent of or for DVI, and each person or entity, if any, who controls DVI (collectively, the "Indemnified Parties"), against any losses, claims, damages, costs, liabilities or actions, joint or several, incurred by DVI and arising out of, caused by or based on OnCure's breach of its obligations under this Agreement, and (ii) will reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, cost, liability or action. This indemnity shall be in addition to all other indemnification arrangements to which OnCure and DVI may otherwise be party.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified (return receipt requested) or overnight mail or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

         (a) if to OnCure:

         OnCure Technologies Corp.
         7000 Ygnacio Valley Road, Suite 300
         Walnut Creek, CA 94596
         Attn:    Jeffrey A. Goffman
         Fax:     (949) 759-5054

         with a copy to:

         Swidler Berlin Shereff Friedman, LLP
         405 Lexington Avenue
         New York, New York  10174
         Attn: Scott M. Zimmerman
         Fax: (212) 891-9598


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

         (b) if to DVI:

         DVI Financial Services Inc.
         2500 York Road
         Jamison, PA  18929
         Attn: Richard E. Miller
         Fax: (215) 488-5404

         with a copy to:

         DVI, Inc.
         2500 York Road
         Jamison, PA  18929
         Attn: Legal
         Fax: (215) 488-5415

         6.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.3 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and affect as an original signature on this Agreement.

         6.4 ENTIRE AGREEMENT. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

         6.5 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

         6.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         6.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, OnCure and DVI have caused this Agreement to be executed, all as of the day and year first above written.



                                      ONCURE TECHNOLOGIES CORP.


                                      By: /s/ Jeffrey A. Goffman
                                         ---------------------------
                                      Name:  Jeffrey A. Goffman
                                      Title: Chief Executive Officer



                                      DVI FINANCIAL SERVICES, INC.


                                      By: /s/ Richard E. Miller
                                         ---------------------------
                                      Name:  Richard E. Miller
                                      Title: President










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